Exhibit 99.2

Second Quarter 2006 Earnings August 2, 2006 Exhibit 99.2

Notice Regarding Forward-Looking Statements Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this report which relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of the Company’s future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond the control of DPL Inc. or The Dayton Power and Light Company (“DPL”, “DP&L” or the “Company”), including but not limited to: abnormal or severe weather; unusual maintenance or repair requirements; changes in fuel and purchased power costs, changes in electricity, coal, environmental emissions, gas and other commodity prices; increased competition; regulatory changes and decisions; changes in accounting rules; financial market conditions; and general economic conditions. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

Earnings Per Share 2006 2005 2006 2005 Earnings from Continuing Operations 0.20$ 0.14$ 0.63$ 0.44$ Earnings from Discontinued Operations --- 0.04$ 0.07$ 0.35$ Total Basic 0.20$ 0.18$ 0.70$ 0.79$ Three Months Ended June 30, Six Months Ended June 30,

Quarterly Variance Summary Q2 ’06 to Q2 ’05 (Millions) Gross Margin $193.4 $184.7 $8.7 Three Months Ended June 30, Revenues 2006 2005 Variance Electric Revenues - Retail $258.2 $248.6 $9.6 Electric Revenues – Wholesale 30.5 24.7 5.8 Electric Revenues – RTO ancillary 17.4 17.5 (0.1) Other Revenues, Net of Fuel Costs 2.9 2.6 0.3 Total Revenues $309.0 $293.4 $15.6 Purchased Power Purchased Power $24.9 $25.0 $(0.1) RTO Ancillaries 12.1 12.5 (0.4) Total Purchased Power $37.0 $37.5 $(0.5) Fuel Coal $72.6 $64.1 $8.5 Gas 3.1 2.1 1.0 Oil 1.8 1.3 0.5 Emission Costs 1.1 3.7 (2.6) Total Fuel Costs $78.6 $71.2 $7.4

Fuel Forecast Current Forecast Increase approximately 7% in 2006 compared to 2005; flat in 2007 compared to 2006. Revision due to anticipated increased generation volume in 2006 at a co-owned plant as a result of a change in a scheduled outage. Previous Forecast Flat in 2006 compared to 2005; increase 5% in 2007 compared to 2006.

Quarterly Variance Summary Q2 ’06 to Q2 ’05 (Millions) Gross Margin $193.4 $184.7 $8.7 Three Months Ended June 30, Revenues 2006 2005 Variance Electric Revenues - Retail $258.2 $248.6 $9.6 Electric Revenues – Wholesale 30.5 24.7 5.8 Electric Revenues – RTO ancillary 17.4 17.5(0.1) Other Revenues, Net of Fuel Costs 2.9 2.6 0.3 Total Revenues $309.0 $293.4 $15.6 Purchased Power Purchased Power $24.9 $25.0 $(0.1) RTO Ancillaries 12.1 12.5(0.4) Total Purchased Power $37.0 $37.5 $(0.5) Fuel Coal $72.6 $64.1 $8.5 Gas 3.1 2.1 1.0 Oil 1.8 1.3 0.5 Emission Costs 1.1 3.7(2.6) Total Fuel Costs $78.6 $71.2 $7.4

Operation & Maintenance PJM Administrative Fees $3.3 (Began recovering 2/06) Legal 3.4 Employee Compensation & Benefits 2.6 Power Production 2.1 Insurance Reserves 1.3 Low-Income Assistance Program 0.8 Mark-to-Market Adjustments for RSUs* (3.5) Other 1.7 Total O&M Increase $11.7 Interest Expense Decrease $11.4 Other Income Increase $0.8 Quarterly Variance Summary Q2 ’06 to Q2 ’05 (Millions)*RSU = Restricted Stock Units

Liquidity & Cash Flow (Millions) Cash & Cash Equivalents $249.9 $595.8 Short-Term Investments Available for Sale --- $125.8 6/30/06 12/31/05 Capital Expenditures $200.3 $81.2 Six Months Ended June 30, 2006 2005

Stock Buyback Update As of June 30, 2006: DPL has repurchased nearly 13 million shares at a cost of $348 million. Stock buyback is part of a previously announced $400 million program. Buyback program expected to be completed in third quarter of 2006.

Second Quarter 2006 Earnings August 2, 2006

Positives Higher generation output over six month period led to increase in wholesale sales, reduced purchased power volume. Retail prices up; wholesale rates up; gross margin increased. Interest expense down significantly. Share buyback positively affecting earnings per share. Challenges Weather-related retail sales down. Fuel prices increased but expected. O&M increase expected and accounted for in 2006 forecast. Financial Overview Earnings Drivers

Generation Availability and total output ahead of 2005. Efficiency, as measured by heat rate, equal to 2005 record performance. Transmission & Distribution Focus on reliability. Outstanding employee response with new “all call” system. Restructured call center performance is up. T&D system performing well during heat wave. Operational Overview

Regulatory Gained approval in July from Public Utilities Commission of Ohio to recover $8.6 million in storm restoration costs. Will recover over a two year period beginning August 2006. Fuel Signed coal services agreement with Merrill Lynch Commodities. Strengthens our ability to extract value from coal portfolio while we seek to hedge forward supply commitments. Debt Ratings Upgrade Moody’s upgraded DPL to investment grade. Standard and Poor’s upgraded DPL corporate rating to BB+ and a positive outlook. Recent Notable Events

Scrubbers (Flue Gas Desulfurization) On track. First units to be operational beginning in 2007 and phasing in at various plants through 2009. Modeling and testing coals to determine optimal coal mix going forward. Peaker Review A part of overall integrated resource planning. Tait units determined to be essential. Indicative bids received for three sites: Darby, Greenville and Montpelier. Total capacity for three sites is 872 megawatts. Will determine number of sites to sell, if any, after binding proposals received in early September. Strategic Initiatives Update

Second Quarter 2006 Earnings August 2, 2006